UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2018

Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100, Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2018, the Company reported in a filing on Form 8-K that it had reached a tentative settlement of a putative class action lawsuit filed against Alarm.com Holdings, Inc. and Alarm.com Incorporated (together, “Alarm.com” or the “Company”) in the U.S. District Court for the Northern District of California (the “Court”) on December 30, 2015, alleging violations of the Telephone Consumer Protection Act (the “TCPA”). The tentative settlement was subject to the negotiation and execution of a definitive settlement agreement and Court approval. On October 25, 2018, the Company entered into the definitive settlement agreement (the “Settlement Agreement”) relating to this matter and submitted it to the Court for approval.

Pursuant to the Settlement Agreement, among other things, (1) the Company has agreed to pay total cash consideration of $28.0 million into a settlement fund, (2) the Company has agreed to implement certain business practice changes to increase awareness of TCPA compliance, (3) each party to the Settlement Agreement agreed to a mutual release of claims relating to any claim or potential claim relating to the marketing activities described in the complaint, and (4) each party covenanted not to sue the other with regard to the released claims. Further, the Company has agreed to no longer allow the service provider identified in the litigation as purportedly violating the TCPA to continue activating new accounts for Alarm.com products and services after preliminary Court approval of the Settlement Agreement, which the Company does not anticipate will have a material impact on the Company’s financial statements.

An initial payment by the Company of $5.0 million is required to be made to the settlement administrator within ten business days of preliminary approval by the Court of the Settlement Agreement. The remaining payment by the Company shall take place ten business days after the effective date of the Settlement Agreement, which is five business days following the later of the following events: (1) the date upon which the time expires for filing a notice of appeal of the Court’s Final Approval Order and Judgment; or (2) if there is an appeal or appeals of the Final Approval Order and Judgment, and the appellate court enters an order either dismissing the appeal(s) or affirming the Final Approval Order and Judgment without material modification, the date upon which the time expires for seeking review of that order. The release of claims includes all alleged damages incurred related to the lawsuit. Any attorneys’ fees awarded by the Court and all costs of notice and claims administration will be paid from the settlement fund. In entering into the Settlement Agreement, the Company is making no admission of liability.

The Settlement Agreement is subject to approval by the Court. If the Court preliminarily approves the settlement, the Settlement Agreement provides for a period of time during which class members will be notified of the settlement and given an opportunity to file a claim form to receive a settlement payment, opt out of the class, object to the settlement or do nothing. The Company expects that the Court will schedule a fairness hearing to occur after the notice period, at which time the parties will request final approval of the settlement and at which any objectors to the settlement will be heard. If the Court gives final approval to the settlement, the release will be effective as to all class members who do not validly out opt of the class, regardless of whether they filed a claim form and received a payment.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Settlement Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

In agreeing to the settlement, the Company’s President & CEO Steve Trundle commented in the Form 8-K filed on August 31, 2018: “We are pleased to have reached terms of a settlement that would eliminate the litigation risk in this matter. To be clear, Alarm.com does not and has not ever made outbound telemarketing calls in violation of the TCPA, and the agreements with our independent service provider partners state they must operate their businesses in compliance with all applicable laws. In this case, one of our service provider partners, who is currently in bankruptcy proceedings, was alleged to have made telemarketing calls to consumers in violation of the TCPA, and plaintiffs sought to hold us vicariously responsible for the service provider’s actions. Although we believe we have valid defenses to these claims, a jury trial was scheduled to begin in Oakland, California on October 9, 2018 and it was therefore appropriate to assess the merits of trying the case versus settling. In assessing a potential settlement, we considered that the TCPA permits a jury to award damages significantly in excess of the proposed settlement. Further, we assessed our expected legal costs to litigate the case and appeal if necessary. Based on these considerations, we determined it was in the best interest of the Company to settle the matter. Our belief is that this particular case involved a number of unique circumstances that made settlement here a more reasonable course for the Company.”

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including the Company’s expectations in regards to Court actions related to the Settlement Agreement and anticipated actions to be taken by the Company pursuant to the terms of the Settlement Agreement if final approval is received, are based upon Company management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the receipt of approval for the Settlement Agreement from the Court, industry and economic conditions and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the Securities and Exchange Commission on August 7, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	October 25, 2018
		By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer

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